UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SUTRO BIOPHARMA, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT DATED MAY 17, 2024

TO PROXY STATEMENT DATED APRIL 26, 2024

FOR THE

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 6, 2024

The following supplemental information is being filed for the purpose of correcting a typographical error regarding the deadline for a stockholder’s notice to be delivered to Sutro Biopharma, Inc. (the “Company”) in connection with any Stockholder Proposal to be brought before the Company’s 2025 annual shareholder meeting, as described in the proxy materials of the Company. There are no other modifications or supplements to the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 26, 2024.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the proxy statement for instructions on how to do so.

Stockholder Proposals to be Presented at Next Annual Meeting

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our Amended and Restated Bylaws provide that for stockholder nominations to our Board of Directors or other proposals to be considered at an annual meeting of stockholders, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Sutro Biopharma, Inc., 111 Oyster Point Boulevard, South San Francisco, California, 94080.

To be timely for our company’s annual meeting of stockholders to be held in 2025 (2025 Annual Meeting), a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than 5:00 p.m. Eastern Time on February 6, 2025, and not later than 5:00 p.m. Eastern Time on March 8, 2025. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the 2025 Annual Meeting the information required by applicable law and our Amended and Restated Bylaws. However, if the date of the 2025 Annual Meeting is more than 30 days before or more than 70 days after the one-year anniversary of the date of our 2024 Annual Meeting, for the stockholder notice to be timely, it must be delivered to the Corporate Secretary at our principal executive offices not earlier than the close of business on the 120th day prior to the currently proposed annual meeting and not later than the close of business on the later of (1) the 90th day prior to such annual meeting or (2) the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by us. To comply with our Amended and Restated Bylaws as well as the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees for 2025 Annual Meeting must ensure that our Corporate Secretary receives written notice that sets forth all information required by our Amended and Restated Bylaws and by Rule 14a-19(b) under the Exchange Act within the time frames set forth above.

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2025 Annual Meeting must be received by us not later than December 27, 2024, in order to be considered for inclusion in our proxy materials for that meeting. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the 2025 Annual Meeting the information required by applicable law and our Amended and Restated Bylaws.